EXHIBIT 99.1

First Cash Completes Current Share Buyback Authorization; Buyback of Up to 1,000,000 Additional Shares Approved

Company Confirms 2007 Earnings Guidance and Initiates 2008 Guidance

ARLINGTON, Texas, Nov. 6, 2007 (PRIME NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) announced that it completed the 2,000,000 share stock repurchase program authorized by its Board of Directors in June 2006 and announced that the Board has authorized a new program for the repurchase of up to 1,000,000 additional shares of First Cash's common stock. In addition, the Company reconfirmed its current earnings guidance for 2007 and initiated earnings guidance for fiscal 2008.

Share Repurchases

Since the commencement of its second share repurchase program in June 2006, First Cash has repurchased 2,000,000 shares for an aggregate purchase price of $41 million at an average of $20.50 per share. During the third and fourth quarters of 2007, First Cash repurchased 1,539,000 shares to close out the 2006-authorized program. The Board of Directors has authorized a new program for the repurchase of up to 1,000,000 additional shares of First Cash's stock.

Rick Wessel, CEO, commented, "The timely completion of this most-recent share repurchase program reflects the confidence that management and the Board of Directors have in the long-term future of First Cash. Given First Cash's proven ability to simultaneously generate 20% to 25% earnings growth and strong levels of free cash flow, the Board continues to believe that future share repurchases through a new authorization are potentially an excellent use of capital that should enhance shareholder value over the long-term."

Under its share repurchase program, the Company can purchase common stock on the open market or in privately negotiated transactions with independent third-parties. The number of shares to be purchased and the timing of the purchases are based on the level of cash balances, general business conditions and other factors, including alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization.

Earnings Guidance

The Company re-affirms its previous guidance for Fiscal 2007 earnings to be in the range of $1.25 to $1.30 per share. For the fourth quarter, this represents a projected earnings range of $0.36 to $0.41 per share, with the midpoint reflecting a 30% increase over the fourth quarter of last year.

In looking ahead to 2008 and beyond, the Company continues to target earnings growth of 20% to 25% from continuing operations, which includes the significant investment and start-up expenses associated with the Company's aggressive expansion program which are expensed as incurred. The initial guidance range for 2008 earnings is $1.47 to $1.57 per share, which represents 20% growth at the midpoint of the range and 24% growth at the upper end of the range. This guidance is before a possible earnings adjustment should new restrictions on payday lending rates become effective in the Washington D.C. market, where the Company has nine stores. The proposed rate restrictions in Washington D.C. would make the payday loan product financially unviable and would likely cause the Company to discontinue the product in the Washington D.C. market. Such changes could become effective at some point in 2008 and, using a conservative estimate, could cause the Company to adjust earnings by approximately $0.13 per share on an annualized basis, plus an additional $0.02 per share one-time charge to shut down stores in the market, should this become necessary. Should these regulatory changes occur, the Company may be able to offset a portion of the reduced payday revenues by converting certain of the D.C. short-term loan stores to pawn stores and through increased pawn revenues in the existing pawn stores in D.C. and the nearby surrounding markets.

The potential impact of Washington D.C. regulations is seen as a one-time adjustment to the Company's earnings stream, as D.C. is a mature market where the Company has no plans to add additional stores. The Company's ability to maintain its current growth rate and expansion strategy is therefore not affected by these potential regulatory changes.

The Company anticipates opening 80 new stores in 2008, of which approximately 60 will be in Mexico. In the U.S., the Company plans to open approximately 15 new short-term advance stores and five Auto Master dealerships.

Commentary & Analysis

Rick Wessel, Chief Executive Officer, commented on the stock repurchases, reaffirmation of 2007 guidance and the initiation of 2008 earnings guidance, "These actions reflect the confidence of management and the Board of Directors in the Company's success and continued prospects for long-term growth. Our ability to maintain our earnings growth, incorporating the costs of projected record store-openings for 2008, and potential regulatory challenges in the payday advance industry, underscores the benefit of our diversified product and geographic growth strategy. Our focus in Mexico and in the automotive retailing and finance sector provides us with significant room for future growth coupled with measured regulatory risks."

According to Mr. Wessel, "The recent changes in laws restricting short-term payday advance lending activities in certain states confirms the Company's historical strategy of product and geographic diversification. First Cash has been and continues to be the market innovator in offering multiple loan products within its stores. Geographically, it was the first major U.S. consumer finance company to expand its pawn business into Mexico, where we are now further diversifying our product offerings beyond pawn lending. Additionally, the Company has been careful to limit its exposure in U.S. markets where it perceives there to be the potential for future adverse regulatory actions, which it will continue to do so in the future."

"The Company's growth platform in Mexico, where First Cash now has approximately 200 locations, remains unmatched by any of our foreign or domestic competitors. We have a tremendous first-mover advantage in real estate locations, hiring and training, infrastructure and market knowledge. Through the recently announced CashYa! store concept in Mexico, the Company can further leverage its presence and success through the addition of both new store fronts and new short-term consumer credit products and services."

Mr. Wessel also noted that, "The recently acquired Auto Master buy-here/pay-here business remains highly accretive to First Cash, both in terms of earnings and the potential for long-term growth." For the nine months ended September 30, 2007, Auto Master contributed over $14 million in net store-level contribution margins. As noted in the third quarter results, the reported increase in the credit loss provision for Auto Master was anticipated and was primarily attributable to the significant growth of Auto Master from 8 to 15 dealerships over the past twelve months. Newly opened lots, especially those in new markets, typically generate higher credit losses until they develop and isolate a stable core customer base. Starting in the third quarter, the Company began to further centralize and scale its collection operations to more efficiently serve the sales growth, more customer accounts and new store locations. These initiatives have resulted in improved collections results in both September and October.

In the U.S., the outlook for the core pawn business remains strong as well, where growing consumer demand and the strength of the gold market continue to provide the potential for sustainable quality earnings growth. The combination of continuing significant growth in the Company's core pawn businesses in the U.S. and Mexico, the addition of the buy-here/pay-here business, and careful selection of new markets with attention to potential risk factors has served to mitigate the Company's exposure to regulatory risks in the payday advance industry.

In summary, Mr. Wessel stated, "We are very bullish on the future of First Cash as evidenced by our substantial recent stock repurchases and our growth expectations for 2008 and beyond. We are more excited than ever about our growth prospects in Mexico, while in the U.S. we have significant diversification of products through our pawn and short-term loan stores and automobile dealerships. Our same-store revenue growth rates continue to exceed our internal expectations and our balance sheet and cash flow will continue to support our aggressive growth strategy. We have great confidence in our ability to continue delivering exceptional long-term value to our shareholders."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, regulatory developments, expansion strategies, store and dealership openings, store closings and related costs, future liquidity, cash flows, credit loss provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan/payday advance businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are further and more completely described in the Company's 2006 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, check-cashing, credit services and other financial services products. First Cash also operates automobile dealerships focused on the "buy-here/pay-here" segment of the used-vehicle retail market. In total, the Company owns and operates over 460 stores and buy-here/pay-here dealerships in thirteen U.S. states and ten states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check-cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poors SmallCap 600 Index(r) and the Russell 2000 Index(r). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3365

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com